3rd Quarter Financial Results Presentation October 30, 2019 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions, and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp., as well as Stifel, Nicolaus & Company, Incorporated and its subsidiaries (collectively, “SF” or the “Company”). These statements can be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” and similar expressions. In particular, these statements may refer to our goals, intentions, and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company’s annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things, changes in general economic and business conditions, actions of competitors, regulatory and legal actions, changes in legislation, and technology changes. Use of Non-GAAP Financial Measures The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three and nine months ended September 30, 2019. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of ongoing business. A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

Highlights & Third Quarter Results Record Net Revenue of $822 million, up 11% Y/Y. Record Global Wealth Management Net Revenue of $535 million, up 7% Y/Y. Institutional Group Net Revenue of $290 million, up 18% Y/Y Record Client Assets of $312 billion, up 8% Y/Y Record Fee-Based Assets of $108 billion, up 13% Y/Y Non-GAAP Pre-tax Margin of 20.2%, up 40 bps Q/Q Non-GAAP ROCE of 14.8% & Non-GAAP ROTCE of 24.2% Repurchased 1 million shares at an average price of $55.43

Brokerage Revenue and Asset Management & Service Fees * Sum of Global Wealth Management Brokerage Revenue and Asset Management & Service Fees

Investment Banking Revenue * Excludes Other Segment revenue

Global Wealth Management

Institutional Group * Includes net interest, asset management and service fees, and other income

Acquisitions 2011 2012 2013 Institutional Fixed Income Sales & Trading 2013 2014 2010 2010 Missouri Valley Partners 56 UBS Branches 2009 2007 Renamed Stifel Bank & Trust 2005 2006 2007 2000 2008 2014 2014 Private Client Group 2013 2013 Wealth and Investment Management, Americas 2014 2015 2015 2016 2016 2017 2018 2018 2018 Announced* 2019 2019 2019 2019 Renamed Stifel Bank Renamed 1919 Investment Counsel Announced* *Announced agreement to acquire

Net Interest Income, Balance Sheet, & Expenses

Net Interest Income *Yields for Average Assets & Liabilities include the impact of Financial Instruments Owned, Stock Loan, Stifel Capital Trusts, Cash and Other. **Net interest margin in historical periods reflect impact of reverse repos

Balance Sheet * 3Q19 Capital ratios are estimated

Stifel Bancorp, Inc.

Expenses * For reconciliation of GAAP to non-GAAP expenses, refer to our third quarter 2019 earnings release.

Outlook

A Five Year Quarterly Comparison

Q&A